CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                  INTERACTIVE BUYERS NETWORK INTERNATIONAL, LTD

     The undersigned, being the duty elected, qualified and acting President and Secretary of Interactive Buyers Network International Ltd., a Nevada corporation, hereby certify:

     1. That the following resolution was adopted by the Board of Directors of Interactive Buyers Network International Ltd., by unanimous written consent in accordance with Section 78.325(2) of the Nevada Revised Statutes:

     RESOLVED: That, consistent with the Board of Directors motion on September 25, 1999, it is deemed advisable that Article FIRST of the Articles of Incorporation of Interactive Buyers Network International Ltd. be amended to read in its entirety as follows:

          "FIRST.  The  name  of  the  corporation  is  Vsource,  Inc."

     2. That following the adoption by the Board of Directors of the foregoing resolution, the amendment to Article FIRST to the Articles of Incorporation of the corporation was adopted by the stockholders of the corporation entitled to exercise a majority of the voting power by written consent in accordance with Section 78.320 of the Nevada Revised Statutes.

     3. There are 13,589,752 issued and outstanding shares of stock of the corporation entitled to vote; 7,896,344 shares were voted in favor of the amendment and no shares were voted against such amendment.

     IN  WITNESS  WHEREOF, the undersigned have hereunto set their hands this 14
                                                                              --
day  of  December,  1999.
         --------

                                        Robert  C.  McShirley
                                        ---------------------
                                        Robert  C.  McShirley,  President


                                        Samuel  E.  Bradt
                                        -----------------
                                        Samuel  E.  Bradt,  Secretary